                                                               EXHIBIT 1-A(8)(i)


                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

                                      Among

                        VARIABLE INSURANCE PRODUCTS FUND

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     KEMPER INVESTORS LIFE INSURANCE COMPANY


         THIS AMENDMENT, made and entered into as of the 1st day of May, 1998, is made a part of the PARTICIPATION AGREEMENT (hereinafter the "Agreement"), made and entered into as of the 1st day of May, 1996 by and among KEMPER INVESTORS LIFE INSURANCE COMPANY (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under the Agreement (each such series hereinafter referred to as a "Portfolio"); and

         WHEREAS, the Company has registered certain variable life contracts under the 1933 Act; and

         WHEREAS, the Company has organized a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable life contracts, and has registered such Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund certain of the aforesaid variable life contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

         WHEREAS, the Company, the Fund and the Underwriter thereby desire to amend the AGREEMENT to effect such changes;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree as follows:

         1. Schedule A Separate Accounts and Associated Contracts to the AGREEMENT is hereby deleted in its entirety and replaced with the attached new Schedule A (As amended May 1, 1998) Separate Accounts and Associated Contracts.

         2. SCHEDULE C to the AGREEMENT is hereby deleted in its entirety and replaced with the attached new SCHEDULE C (As amended May 1, 1998).

         3. Except as amended hereby by this AMENDMENT, all other provisions, conditions and terms of the AGREEMENT shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first specified above.


                  KEMPER INVESTORS LIFE INSURANCE COMPANY


                  By: /s/ Otis R. Heldman, Jr.
                     ---------------------------------------------
                          Otis R. Heldman, Jr., Marketing Officer


                       [Signatures Continued on Next Page]

                  VARIABLE INSURANCE PRODUCTS FUND


                  By: /s/ Robert C. Pozen
                     ---------------------------------------------
                          Robert C. Pozen, Senior Vice President


                  FIDELITY DISTRIBUTORS CORPORATION


                  By: /s/ Kevin J. Kelly
                     ---------------------------------------------
                          Kevin J. Kelly, Vice President

                                   Schedule A
                            (As amended May 1, 1998)

                   Separate Accounts and Associated Contracts


Name of Separate Account and            Policy Form Numbers of Contracts Funded
Date Established by Board of Directors  by Separate Account

KILICO Variable Annuity Separate        Kemper Advantage III (Policy Form Series
Account (May 29, 1981)                  L-1000)

KILICO Variable Separate Account        Kemper Power V (Policy Form Series
(January 22, 1987)                      S-6003)

                                   SCHEDULE C
                            (As amended May 1, 1998)


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

         Kemper Advantage III

Investors Fund Series (formerly Kemper Investors Fund)
         Kemper Money Market Portfolio
         Kemper Total Return Portfolio
         Kemper High Yield Portfolio
         Kemper Growth Portfolio (formerly Equity Portfolio)
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio (formerly Small Capitalization
              Equity Portfolio)
         Kemper Investment Grade Bond Portfolio
         Kemper Small Cap Value Portfolio
         Kemper Contrarian Value Portfolio (formerly Value Portfolio) Kemper Horizon 5 Portfolio
         Kemper Horizon 10+ Portfolio
         Kemper Horizon 20 + Portfolio
         Kemper Value & Growth Portfolio

Janus Aspen Series
         Aggressive Growth Portfolio
         Growth Portfolio
         Worldwide Growth Portfolio
         Balanced Portfolio
         Short-Term Bond Portfolio

Lexington Natural Resources Trust

Lexington Emerging Markets Fund

Fidelity Insurance Products Fund II
         Asset Manager Portfolio
         Index 500 Portfolio
         Contrafund Portfolio

                                   SCHEDULE C
                            (As amended May 1, 1998)
                                   (Continued)

         Kemper Power V

Investors Fund Series (formerly Kemper Investors Fund)
         Kemper Money Market Portfolio
         Kemper Total Return Portfolio
         Kemper High Yield Portfolio
         Kemper Growth Portfolio
         Kemper Government Securities Portfolio
         Kemper International Portfolio
         Kemper Small Cap Growth Portfolio

American Skandia Trust
         Lord Abbett Growth and Income Portfolio
         JanCap Growth Portfolio
         T. Rowe Price International Equity Portfolio
         T. Rowe Price Asset Allocation Portfolio
         Founders Capital Appreciation Portfolio
         INVESCO Equity Income Portfolio
         PIMCO Total Return Bond Portfolio
         PIMCO Limited Maturity Bond Portfolio
         Neuberger & Berman Mid-Cap Growth Portfolio

Fidelity Variable Insurance Products Fund II
         Contrafund Portfolio
         Index 500 Portfolio

Fidelity Variable Insurance Products Fund III
         Growth Opportunities Portfolio

Scudder Variable Life Investment Fund
         International (B-Shares) Portfolio
         Growth and Income (B-Shares) Portfolio